Exhibit 10.2

May 31, 2018

Landcadia Holdings, Inc.

1510 West Loop South

Houston, Texas 77027

Re: Underwriting Agreement

Ladies and Gentlemen:

Reference is made to that certain Underwriting Agreement (the “Underwriting Agreement”), dated as of may 25, 2016, by and among Landcadia Holdings, Inc., a Delaware corporation (the “Company”), and Jefferies LLC and Deutsche Bank Securities Inc., as representatives (the “Representatives”) of the several underwriters named on Schedule A to the Underwriting Agreement (collectively, the “Underwriters”). Except as otherwise specifically provided herein, all capitalized terms used herein shall have the meanings ascribed to them in the Underwriting Agreement.

The Underwriting Agreement is hereby amended by this letter agreement (the “Amendment”), effective as of the date first listed above, as follows:

1.	The following quoted language “by 24 months from the closing of the Offering” and “within 24 months from the closing of the Offering” in Section 3(bb) of the Underwriting Agreement are both hereby replaced with “by December 14, 2018.”

2.	The following quoted language “within 24 months from the closing of the Offering” in Section 3(dd) of the Underwriting Agreement is hereby replaced with “by December 14, 2018.”

Except as expressly modified herein, all of the terms of the Underwriting Agreement shall remain in full force and effect. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute the same Amendment.

This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Amendment or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

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If the foregoing is in accordance with your understanding of our agreement, kindly indicate your acceptance in the space provided for that purpose below, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

LANDCADIA HOLDINGS, INC.

By:	/s/ Steven L. Scheinthal
Name: Steven L. Scheinthal
Title: Vice President

The foregoing Amendment

is hereby confirmed and accepted as

of the date first above written.

JEFFERIES LLC

DEUTSCHE BANK SECURITIES INC.

Acting individually and as Representatives

of the several Underwriters named in

Schedule A of the Underwriting Agreement.

JEFFERIES LLC

By:	/s/ Michael A. Bauer
Name: Michael A. Bauer
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Ravi Raghunathan
Name: Ravi Raghunathan
Title: Director

By:	/s/ Mahesh Srinivasan
Name: Mahesh Srinivasan
Title: Managing Director